Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

Mid-America Apartment Communities, Inc.

Mid-America Apartments, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered & Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock of Mid-America Apartment Communities, Inc., par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock of Mid-America Apartment Communities, Inc., par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares of Mid-America Apartment Communities, Inc. (4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Guarantees of Mid-America Apartment Communities, Inc. of Debt Securities of Mid-America Apartments, L.P.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities of Mid-America Apartments, L.P.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate amount or number and offering price of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units or represented by depositary shares. No separate consideration will be received for guarantees of debt securities registered hereunder.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fees associated with the registration of the offer and sale of the aforementioned securities. Registration fees will be paid subsequently on a “pay as you go” basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.